UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2009, Eastman Kodak Company agreed to amend certain provisions of its employment agreement with Antonio M. Perez, Chairman and Chief Executive Officer.  The amendment involves revisions to certain benefits available to Mr. Perez under his existing agreement and provides equity-based compensation incentives that will fully vest in 2013.  The incentives are intended to align compensation with shareholder interests, by tying value to changes in share price, achievement of performance goals and continued employment.

The amendment provides that Mr. Perez will not receive additional deemed service pertaining to his pension benefits, once his current deemed service clause expires under the terms of his current agreement at the age of 65.  In addition, the calculation of certain items in Mr. Perez’s severance benefit in the event that his employment terminates without cause or for good reason is revised.  Specifically, rather than receiving a target award under the Company’s annual variable pay plan in the year in which termination occurs, which is prorated based on the termination date, Mr. Perez instead will be eligible for an award only if earned as certified by the Executive Compensation and Development Committee of the Board under the applicable performance metrics and which also would be prorated based on the termination date.  Further, under the Company’s Executive Protection Plan, Mr. Perez was entitled to receive certain benefits if he should voluntarily leave the Company after the 23rd month following a change in control.  Mr. Perez has agreed to waive these benefits as well as the right to receive any tax gross-up payments for any benefits provided under this plan.

To continue to align Mr. Perez’s interests with those of the Company’s shareholders, the amendment provides equity awards that will fully vest as of December 31, 2013.  Specifically, on October 14, 2009, Mr. Perez will receive a grant of 500,000 stock options under the terms of the Company’s 2005 Omnibus Plan.  The options will vest in three substantially equal amounts on the anniversary date of the grant in 2011, 2012 and 2013.  Further, Mr. Perez will also be eligible to receive awards of performance stock units in 2010 and 2011, each with an intended target value of $1,230,000.  A one-year performance period exists for each award, and the performance metrics will be established in the first 90 days of each performance year.  These awards will be fully earned only if the performance metrics are achieved.  If earned, the awards will vest in full on December 31, 2013.

Separately, as part of the Company’s annual equity compensation program, on September 28, 2009, the Company issued a long-term equity award to Mr. Perez.  This award is provided in the same form and method as applicable to all executives.  The intended value of Mr. Perez’s award is the same as the intended value of the prior year award as described in the Company’s 2009 Proxy Statement.

The press release announcing these events is attached hereto as Exhibit (99.1) and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

(99.1)	Press release issued by Eastman Kodak Company on September 30, 2009 relating to the employment agreement with Antonio M. Perez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           EASTMAN KODAK COMPANY

           By:  /s/ Robert L. Berman

                                                                                                           Robert L. Berman
          Chief Human Resources Officer
                                                                                                          and Senior Vice President

Date:  September 30, 2009

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)	Press release issued by Eastman Kodak Company on September 30, 2009 relating to the employment agreement with Antonio M. Perez.